Exhibit 99.1

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
April 2, 2005 and January 1, 2005
(In thousands)

	April 2, 2005	January 1, 2005
	(Unaudited)
Current Assets:
Cash and cash equivalents	$656,820	$448,517
Short-term investments	26,507	144,491
Receivables, net of allowances of $11,026 and $12,734, respectively	289,076	384,114
Inventories	19,774	20,481
Prepaid expenses and other	79,900	72,312

Total current assets	1,072,077	1,069,915

Property, plant and equipment, net	386,583	390,367
Goodwill	1,013,040	995,065
Acquired intangibles, net	171,977	195,655
Installment contract receivables, net	99,556	96,038
Other assets	232,942	242,799

Total Assets	$2,976,175	$2,989,839

Current Liabilities:
Accounts payable and accrued liabilities	$229,649	$277,992
Current portion of deferred revenue	253,837	270,966

Total current liabilities	483,486	548,958

Long-term Liabilities:
Long-term portion of deferred revenue	18,863	20,847
Convertible notes	420,000	420,000
Other long-term liabilities	308,597	300,064

Total long-term liabilities	747,460	740,911

Stockholders’ Equity	1,745,229	1,699,970

Total Liabilities and Stockholders’ Equity	$2,976,175	$2,989,839

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters Ended April 2, 2005 and April 3, 2004
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended
	April 2, 2005	April 3, 2004
Revenue:
Product	$173,409	$154,737
Services	32,443	32,364
Maintenance	86,685	78,623

Total revenue	292,537	265,724

Costs and Expenses:
Cost of product	21,933	18,514
Cost of services	22,488	23,099
Cost of maintenance	14,267	13,705
Marketing and sales	79,694	81,223
Research and development	90,386	87,151
General and administrative	25,933	20,004
Amortization of acquired intangibles	10,611	15,910
Deferred compensation expense	11,357	4,033
Restructuring and other charges	17,489	5,435

Total costs and expenses	294,158	269,074

Loss from operations	(1,621)	(3,350)

Interest expense	(1,381)	(1,557)
Other income (expense), net	4,507	(6,318)

Income (loss) before provision (benefit) for income taxes	1,505	(11,225)

Provision (benefit) for income taxes	482	(2,470)

Net income (loss)	$1,023	$(8,755)

Basic net income (loss) per share	$0.00	$(0.03)

Diluted net income (loss) per share	$0.00	$(0.03)

Weighted average common shares outstanding	274,201	271,477

Weighted average common and potential common shares outstanding-assuming dilution	307,354	271,477

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 2, 2005 and April 3, 2004
(In thousands)
(Unaudited)

	Quarter Ended
	April 2,	April 3,
	2005	2004
Cash and Cash Equivalents at Beginning of Period	$448,517	$309,175

Cash Flows from Operating Activities:
Net income (loss)	1,023	(8,755)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,354	45,359
Deferred compensation	11,357	4,033
Equity in loss from investments, net	2,446	6,263
Gain on investments, net	(10,161)	(683)
Write-down of investment securities	6,193	1,924
Non-cash restructuring and other charges	1,352	—
Tax benefits from employee stock transactions	—	435
Deferred income taxes	(2,591)	—
Proceeds from the sale of receivables	40,933	5,149
Provisions for losses on trade accounts receivable and sales returns	(1,774)	1,000
Other non-cash items	—	676
Changes in operating assets and liabilities, net of effect of acquired and disposed businesses:
Receivables	80,851	8,316
Inventories	707	(9,114)
Prepaid expenses and other	(1,807)	(2,024)
Installment contract receivables	(35,147)	20,194
Other assets	407	5,309
Accounts payable and accrued liabilities	(60,552)	(14,554)
Deferred revenue	(15,595)	1,000
Other long-term liabilities	4,997	(4,868)

Net cash provided by operating activities	66,993	59,660

Cash Flows from Investing Activities:
Proceeds from sale of available-for-sale securities	9,953	3,557
Proceeds from sale of short-term investments	289,225	167,380
Purchases of short-term investments	(180,975)	(213,030)
Proceeds from the sale of long-term investments	4,607	3,328
Purchases of property, plant and equipment	(19,587)	(17,829)
Purchases of software licenses	—	(650)
Investment in venture capital partnerships and equity investments	(2,430)	(5,653)
Cash paid in business combinations	(1,411)	—

Net cash provided by (used for) investing activities	99,382	(62,897)

Cash Flows from Financing Activities:
Principal payments on capital leases	(27)	(212)
Payment of convertible notes issuance costs	—	(2,081)
Proceeds from issuance of common stock	39,589	40,361

Net cash provided by financing activities	39,562	38,068

Effect of exchange rate changes on cash and cash equivalents	2,366	1,894

Increase in cash and cash equivalents	208,303	36,725

Cash and Cash Equivalents at End of Period	$656,820	$345,900

Cadence Design Systems, Inc.
(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2003					2004					2005
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

North America	55%	54%	59%	64%	58%	53%	57%	56%	45%	52%	46%
Europe	17%	15%	19%	16%	17%	16%	19%	20%	30%	22%	16%
Japan	20%	22%	13%	13%	17%	22%	14%	15%	14%	16%	30%
Asia	8%	9%	9%	7%	8%	9%	10%	9%	11%	10%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2003					2004					2005
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

Functional Verification	20%	18%	18%	20%	19%	20%	20%	18%	19%	19%	20%
Digital IC Design	24%	22%	27%	20%	23%	25%	21%	24%	27%	24%	26%
Custom IC Design	27%	28%	27%	27%	27%	27%	24%	27%	27%	27%	24%
Design for Manufacturing	9%	10%	7%	13%	10%	6%	9%	12%	8%	9%	9%
System Interconnect	8%	9%	8%	10%	9%	10%	9%	8%	9%	9%	10%
Services & Other	12%	13%	13%	10%	12%	12%	17%	11%	10%	12%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance